Exhibit 23.3

CONSENT OF BUXTON COMPANY

March 22, 2019

Kura Sushi USA, Inc.

17932 Sky Park Circle, Suite H

Irvine, California 92614

Ladies and Gentlemen:

We hereby consent to the use of our name, Buxton Company, and the results of our market research in (i) the Registration Statement on Form S-1 (the “Registration Statement”) of Kura Sushi USA, Inc. (the “Company”) and in all subsequent amendments, including post-effective amendments, and supplements to the Registration Statement and in any related prospectus and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, relating to the Company’s public offering of its Class A common stock (ii) in any interim, quarterly or annual filings with the Commission by the Company (iii) in any other registration statement relating to the Company’s Class A common stock and any amendment thereto and (iv) in any document offering securities in the Company or its respective subsidiaries. We further consent to the filing of this Consent as an exhibit to such Registration Statement.

BUXTON COMPANY
By:	/s/ David Glover
David Glover Chief Financial Officer